UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 11, 2004

INTERNATIONAL ASSETS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23554	59-2921318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida	32701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	407-741-5300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 11, 2004 the Company entered into an Employment Agreement effective as of October 1, 2004, with its Chief Financial Officer, Jonathan C. Hinz. The agreement is for services as Chief Financial Officer, Treasurer and Controller. As compensation for these services Mr. Hinz will receive a base annual salary in the amount of $125,000 through September 30, 2005, which amount will be adjusted thereafter by the Company’s board of directors. The agreement has an indefinite term, but may be terminated by the Company for cause, by either party upon 30 days prior written notice to the other party, or upon the death or disability of the executive.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
10	Employment Agreement

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Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNATIONAL ASSETS HOLDING CORPORATION

Date: 10/13/04	/s/ Sean M. O’Connor
Sean M. O’Connor
Chief Executive Officer

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Exhibit Index

Exhibit	Description
10	Employment Agreement

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